SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):   December 15, 1997




                             BELL & HOWELL COMPANY
             (Exact name of registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)




         001-13746                                     36-3875177
     (Commission File Number)                 (I.R.S. Employer Identification
                                                         Number)



      5215 Old Orchard Road                                        60077-1076
(Address of principal executive offices)                           (Zip Code)



                                 (847) 470-7100
              (Registrant's telephone number, including area code)

  ITEM 5. OTHER EVENTS

          On December 15, 1997, Bell & Howell Company completed a Plan of Liquidation and Dissolution whereby Bell & Howell Company was liquidated and dissolved (the "Liquidation"). Pursuant to the Liquidation, each stockholder of Bell & Howell Company received newly-issued shares of common stock of Bell & Howell Operating Company, the wholly-owned subsidiary of Bell & Howell Company ("BHOC"), on a share-for-share basis in cancellation of the common stock of Bell & Howell Company held by such stockholder. BHOC shall be deemed to be the successor issuer under the provisions of Rule 12g-3 under the Securities Exchange Act of 1934, pursuant to the Liquidation.

          In connection with the Liquidation, the name of BHOC was changed to "Bell & Howell Company," BHOC common stock was listed on the New York Stock Exchange and all current officers and directors of Bell & Howell Company were elected to identical positions of BHOC.

          No new physical stock certificates were distributed in connection with the distribution of common stock of BHOC pursuant to the Liquidation. Instead, each existing stock certificate representing common stock of Bell & Howell Company represents, as of the effective date of the Liquidation, an equal number of shares of common stock of BHOC (whose name was changed to Bell & Howell Company pursuant to the Liquidation).



          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                BELL & HOWELL COMPANY



                                    By: Stuart T. Lieberman


  Dated:  December 23, 1997